Exhibit 3.102

State of Delaware Secretary of State Division of Corporations Delivered 06:43 PM 03/10/2006 FILED 06:44 PM 03/10/2006 SRV 060238819 - 4123969 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Appalachian Trails Recovery, LLC.

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of March, 2006.

AYS Management, Inc., a California corporation

By:	/s/ Kyle Wescoat

Kyle Wescoat
Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 07:49 PM 05/11/2006 FILED 07:43 PM 05/11/2006 SRV 060448946 - 4123969 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Appalachian Trails Recovery, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is Four Circles Recovery Center, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th day of May, A.D. 2006.

Appalachian Trails Recovery, LLC

By:	AYS Management, Inc., a California corporation, as Manager

	By:	/s/ Kyle Wescoat

Kyle Wescoat
Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 12:07 PM 04/18/2007 FILED 11:01 AM 04/18/2007 SRV 070447436 - 4123969 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

FOUR CIRCLES RECOVERY CENTER, LLC

FOUR CIRCLES RECOVERY CENTER, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is:

FOUR CIRCLES RECOVERY CENTER, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

County of Kent

Executed on: April 12, 2007.

/s/ Pamela Burke

Pamela Burke, Authorized Person